UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2013

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURES	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2013, Sensata Technologies Holding N.V. (“Sensata”) announced that Martha Sullivan has assumed the role of Chief Executive Officer and a director of Sensata in a planned leadership transition that was effective January 1, 2013. Ms. Sullivan was elected by shareholders at the Annual General Meeting of Shareholders held on May 22, 2012. Ms. Sullivan, who continues to hold the title of President, succeeds Thomas Wroe, who stepped down as CEO on December 31, 2012. Mr. Wroe will remain on the Board of Directors and become Non-Executive Chairman. The CEO succession plan was first announced in April 2012.
Ms. Sullivan, age 55, has nearly 30 years of experience and joined Sensata's predecessor company, Texas Instruments, in 1984. She has held various engineering and management positions, including Vice President of Sensor products from 1997 to 2006. She was Chief Operating Officer of Sensata from 2006 to 2012 and has been President since 2010.
In connection with her appointment as CEO, Sensata Technologies, Inc. (“STI”), a wholly-owned, indirect subsidiary of Sensata, entered into an amended and restated employment agreement ("the Agreement") with Ms. Sullivan. Pursuant to the terms of the Agreement, Ms. Sullivan's salary will be $700,000 per year effective as of January 1, 2013, subject to periodic review by the Compensation Committee of Sensata's Board of Directors. If Ms. Sullivan's employment is terminated by STI without “cause” (as defined in the Agreement) or by her with “good reason” (as defined in the Agreement), Ms. Sullivan will be entitled to severance in an amount equal to two years of her then current base salary and an amount equal to the sum of the annual bonus paid to her in each of the prior two years, plus continued participation in health and dental benefit plans for two years following the date of termination. Ms. Sullivan's Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.
Sensata also announced that Steven Beringhause has been named Senior Vice President of Global Sensors, effective January 1, 2013. As previously announced Steve Major, his predecessor, retired on December 31, 2012.
In connection with his appointment as Senior Vice President of Global Sensors, STI entered into an employment agreement with Mr. Beringhause. Pursuant to the terms of the employment agreement, Mr. Beringhause's salary will be $350,000 per year effective as of January 1, 2013, subject to periodic review by the Compensation Committee of Sensata's Board of Directors. If Mr. Beringhause's employment is terminated by STI without “cause” (as defined in the employment agreement) or by him with “good reason” (as defined in the employment agreement), Mr. Beringhause will be entitled to severance in an amount equal to one year of his then current base salary and an amount equal to the average of the annual bonus paid to him in the prior two years, plus continued participation in health and dental benefit plans for one year following the date of termination. Mr. Beringhause's employment agreement is attached as Exhibit 10.2 to this current report and is incorporated herein by reference.
A press release dated January 2, 2013 announcing the above appointments is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Second Amended and Restated Employment Agreement, dated January 1, 2013, between Sensata Technologies, Inc. and Martha Sullivan.
10.2	Employment Agreement, dated January 1, 2013, between Sensata Technologies, Inc. and Steven Beringhause.
99.1	January 2, 2013 press release entitled “Martha Sullivan appointed Chief Executive Officer of Sensata Technologies in planned leadership transition".

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: January 4, 2013	Name: Robert Hureau
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated January 1, 2013, between Sensata Technologies, Inc. and Martha Sullivan.
10.2	Employment Agreement, dated January 1, 2013, between Sensata Technologies, Inc. and Steven Beringhause.
99.1	January 2, 2013 press release entitled “Martha Sullivan appointed Chief Executive Officer of Sensata Technologies in planned leadership transition".

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